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                                                                  Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement
pertaining to the 1999 Stock Incentive Plan (Form S-8, No. 333-     ) of Centra
Financial Holdings, Inc., of our report dated February 4, 2002, with respect to the consolidated financial statements of Centra Financial Holdings, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Charleston, West Virginia
February 6, 2003